
<ARTICLE> 5
<LEGEND>
This  schedule  contains  summary  financial   information  extracted  from  the
financial  statements  of IOS Capital,  Inc. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                         9-MOS
<FISCAL-YEAR-END>                Sep-30-1999
<PERIOD-END>                     Jun-30-1999
<CASH>                                       0
<SECURITIES>                                 0
<RECEIVABLES>                    2,455,401,000<F1>
<ALLOWANCES>                                 0
<INVENTORY>                                  0
<CURRENT-ASSETS>                             0
<PP&E>                             124,149,000<F2>
<DEPRECIATION>                      60,179,000<F2>
<TOTAL-ASSETS>                   2,726,203,000
<CURRENT-LIABILITIES>                        0
<BONDS>                          2,160,387,000
<PREFERRED-MANDATORY>                        0
<PREFERRED>                                  0
<COMMON>                                     0<F3>
<OTHER-SE>                         371,542,000
<TOTAL-LIABILITY-AND-EQUITY>     2,726,203,000
<SALES>                                      0
<TOTAL-REVENUES>                   219,859,000
<CGS>                                        0
<TOTAL-COSTS>                                0
<OTHER-EXPENSES>                    48,014,000
<LOSS-PROVISION>                             0
<INTEREST-EXPENSE>                  84,148,000
<INCOME-PRETAX>                    112,053,000
<INCOME-TAX>                        44,614,000
<INCOME-CONTINUING>                 67,439,000
<DISCONTINUED>                               0
<EXTRAORDINARY>                              0
<CHANGES>                                    0
<NET-INCOME>                        67,439,000
<EPS-BASIC>                                  0<F4>
<EPS-DILUTED>                                0<F4>

<F1> Includes net  investments  in leases of  $2,374,444,000  and other accounts receivable.
<F2> Includes leased equipment of: cost - $107,044,000; accumulated depreciation
     - $53,245,000.
<F3> Common stock, $.01 par value, 1,000 shares outstanding. Since total is less than $1,000, zero is reported.
<F4> Not required as the registrant is a wholly-owned subsidiary.

